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                                                                    EXHIBIT 11.1

                                  EXEL LIMITED

                   COMPUTATION OF EARNINGS PER ORDINARY SHARE
                         AND ORDINARY SHARE EQUIVALENT

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
                                                      YEAR ENDED NOVEMBER 30,
                                                     --------------------------
                                                       1997     1996     1995
                                                     -------- -------- --------
Earnings per ordinary share and ordinary share
 equivalent--primary:
  Weighted average shares outstanding...............   85,121   90,734  102,652
  Average stock options outstanding (net of
   repurchased shares
   under the modified treasury stock method)........    1,252      997      786
                                                     -------- -------- --------
  Weighted average ordinary shares and ordinary
   share
   equivalents outstanding..........................   86,373   91,731  103,438
                                                     ======== ======== ========
  Net income........................................ $676,961 $494,313 $332,798
                                                     ======== ======== ========
  Earnings per ordinary share and ordinary share
   equivalent....................................... $   7.84 $   5.39 $   3.22
                                                     ======== ======== ========
Earnings per ordinary share and ordinary share
 equivalent--assuming full dilution:
  Weighted average shares outstanding...............   85,121   90,734  102,652
  Average stock options outstanding (net of
   repurchased shares under the modified treasury
   stock method)....................................    1,594    1,120    1,120
                                                     -------- -------- --------
  Weighted average ordinary shares and ordinary
   share equivalents outstanding....................   86,715   91,854  103,772
                                                     ======== ======== ========
  Net income........................................ $676,961 $494,313 $332,798
                                                     ======== ======== ========
Earnings per ordinary share and ordinary share
 equivalent......................................... $   7.81 $   5.38 $   3.21
                                                     ======== ======== ========
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